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                                                               EXHIBIT 5(a)


                            LOOPER, REED, MARK & MCGRAW
                                    INCORPORATED
                        1300 POST OAK BOULEVARD, SUITE 2000
                                HOUSTON, TEXAS 77056
                              TELEPHONE (713) 986-7000
                             TELECOPIER (713) 986-7100

                                  August 21, 1998


Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard
Suite 210
Layton, Utah 84041

     Re:    Form SB-2 Registration Statement

Gentlemen:

     As counsel for Computerized Thermal Imaging, Inc. (the "Company"), you have requested our firm to render this opinion in connection with the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission relating to the resale of 33,761,916 shares of the common stock of the Company, which may be sold by the holders thereof (the "Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of the common stock of the Company, $0.001 par value per share (the "Common Stock"), to be resold include: (i) 18,229,167 shares to be purchased by an unrelated investor (the "Newly Issued Shares"); (ii) 2,552,083 shares to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants") which become exercisable upon issuance at variable prices based on the sales price of the shares of the Common Stock and expire on the fifth anniversary of the date of issuance; (iii) 2,615,051 shares currently issued and outstanding; (iv) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); and (v) 6,525,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (the "Resale Options").

     We are familiar with the Registration Statement and the registration of the shares of the Common Stock contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:


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Computerized Thermal Imaging, Inc.
August 21, 1998
Page 2



     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     2. The shares of the Common Stock to be issued upon the purchase of the Newly Issued Shares are validly authorized and, when purchased, will be validly issued, fully paid and nonassessable.

     3. The shares of the Common Stock underlying the Compensation Warrants to be issued upon the exercise thereof are validly authorized and, upon exercise, will be validly issued, fully paid and nonassessable.

     4. The shares of the Common Stock underlying the Resale Warrants, the Options and the Debenture to be issued upon the exercise/and or the conversion of such Resale Warrants, Options and Debenture are validly authorized and, upon exercise or conversion, will be validly issued, fully paid and nonassessable.

     We hereby consent to use in the Registration Statement of the reference to Looper, Reed, Mark & McGraw, Incorporated under the heading "Legal Matters." We also consent to the filing of this opinion letter as an exhibit to the Registration Statement.

     This opinion is conditioned upon the Registration Statement being declared effective.

                                        Very truly yours,

                                        LOOPER, REED, MARK & MCGRAW

                                        /s/ Looper, Reed, Mark & McGraw